Putnam Variable Trust Funds Period ending 6/30/17

1.	SubManagement Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; Schedule A amended as of October 27,
2016  Incorporated by reference to the Registrants
Registration Statement on Form N14 (No. 333215836) filed on
January 31, 2017.